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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 5, 1999, with respect to the consolidated financial statements of Security Benefit Corp. and Subsidiaries and the financial statements of Security Varilife Separate Account included in
Post-Effective Amendment No. 5 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-77322) on Form S-6 for the Prospectus of Security Elite Benefit Flexible Premium Variable Insurance Policy.

                                                               Ernst & Young LLP

Kansas City, Missouri
March 1, 1999